AMENDMENT TO SHARE PURCHASE AGREEMENT and
POST CLOSING AGREEMENT

THIS AMENDMENT TO SHARE PURCHASE AGREEMENT and POST CLOSING AGREEMENT (“Agreement”) is made as of September 7, 2011 by and between MONKEY ROCK GROUP, INC., a Delaware corporation whose offices are at 38626 Wolf Court, Eustis, Florida 32736  (“MONKEY ROCK”); NISSI GROUP INCORPORATED, a Hawaiian company  whose address is 291 S. Main Street, Suite J, Yuma, AZ 85364 (“NISSI”); JOHN ANTHONY DENT and MATTHEW DENT (individually and collectively the “Shareholder(s)”).

WITNESSETH:

WHEREAS, Monkey Rock, Nissi and the Shareholders have entered into a Share Purchase Agreement dated June 23, 2011 (the “Agreement”).

WHEREAS, the Parties have determined that the Agreement needs to be amended in certain respects.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

1.           Notwithstanding anything contained in the Agreement to the contrary, it is the intention of the parties that Monkey Rock shall be the surviving entity in the contemplated transaction and the Agreement shall be read and or amended in all respects to provide the same.  Further that the shares purchased by Nissi pursuant to the Agreement shall be deemed to have been acquired by the Nissi shareholders pursuant to the ratio of ownership of Nissi before the purchase and not by Nissi for its own account.

2.           The Parties agree that upon receipt of the Transfer Agent’s report, that the issued and outstanding common stock of the Company as of the date hereof is 17,806,248 and that 301,795 shares of common stock have been authorized to be issued by the Board, but have not been issued.  These shares are reflected on the attached Schedule A, attached hereto and incorporated herein by reference and will be issued post-closing.

3.           The Parties have agreed to Close the transaction contemplated without the Seller complying with Section 2.05 of the Agreement, provided however, that the Shareholders/Sellers hereby warrant and represent that they will continue post-closing to provide the auditor/consultants/attorney’s and management any and all assistance necessary to enable the auditor to finalize the December 31, 2010 audit, and to complete the 3/31/11 and 6/30/11 Quarterly financials.  John Anthony Dent hereby agrees to review, verify and certify to management that the 10-K and 10-Q’s for the periods listed are true and correct to the best of his knowledge and ability to induce new management to sign said reports. Nissi certifies to the Seller that the 10-K and the 10-Q’s shall be filed with the SEC within 7 days from the date the Audit is complete and delivered.

4.           The Parties have been made aware that Monkey Rock is not compliant with Delaware annual corporate filing requirement and that certain fees and fines may be due and owing in bringing the Company current.  The Parties agree that they will work together to ensure that the appropriate filings are made post-closing and that any monies needed will be the responsibility of the Sellers.

5.           Upon reinstatement with the State of Delaware, the Parties shall immediately file the Articles of Amendment creating the Series A Preferred Stock, which has been approved by the Board of Directors pursuant to a Resolution dated August 18, 2011.

6.           The Parties have been made aware of an IRS Notice of Levy against assets of Monkey Rock Group, LLC. (the “LLC”).   The Sellers represent and warrant that this liability is not that of Monkey Rock and Sellers hereby indemnify and hold harmless the Purchaser and the Company, their agents and assigns, against any and all liability arising from the operations of the LLC, both pre and post-closing.

6.           On or before October 15, 2011 the Seller shall have completed the  LLC sale contemplated in the Agreement, including all necessary documents, and all Parties hereby agree to provide such assistance as shall be necessary to accomplish the same.

7.           Until such time as Items 3, 4 & 5  hereof have been completed, the Seller’s shares shall be issued in Seller’s names and delivered to escrow to be held by Kimberly L. Graus, as Escrow Agent to be promptly delivered to Sellers, without need for further action, and upon a showing that the (a) Audit is complete and (b) the Company has been reinstated in the State of Delaware.  The Escrow Agent shall be indemnified by the parties for all actions taken pursuant to the terms hereof.

8.           The Purchase Price of $149,674.76 has been paid in part as indicated on the attached Schedule B, attached hereto and incorporated herein by reference.  The remaining Purchase Price shall be paid to the providers on or before September 30, 2011.

9.           Execution and delivery of this Amendment by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

10.         No other changes to the Agreement other than those described herein are contemplated or meant by the parties hereto.

11.         This Agreement may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ATTEST:

MONKEY ROCK GROUP, INC.

By:	/s/
John Anthony Dent, President & CEO

ATTEST:

NISSI GROUP INCORPORATED

		By:	/s/
Print Name & Title: Dexter Aspacio

SHAREHOLDERS:

		By:	/s/
John Anthony Dent

		By:	/s/
Matthew Dent

ESCROW AGENT:

BY:	/s/
Kimberly L. Graus, P.A.

SCHEDULE A

SHARES TO BE ISSUED POST CLOSING:

100,000	to Cirus
1,795	to Ken Hoffman
100,000	to Clemente
100,000	to Southridge

•	Exact names and backup documents to be provided prior to shares being issued.

500,000 shares of common stock are claimed to be owed to Sage Ventures, however, Sellers dispute this amount.  Seller’s will work with Purchaser post-closing to resolve this discrepancy.